As Expected, Tupperware Brands Receives NYSE Notice Regarding Late 2023 10-K Filing April 19, 2024 ORLANDO, Fla., April 19, 2024 --Tupperware Brands Corporation (NYSE: TUP) (the "Company") announced today the status of its filing of its 2023 financial statements. Following the Company’s engagement of its new auditor, KPMG LLP, in late January 2024, the Company became current in the filing of its quarterly financial statements for the first three quarters of 2023, on March 29, 2024. The Company is currently working to complete the preparation, audit and filing of its full-year 2023 financials in its Annual Report on Form 10-K for the fiscal year ended December 30, 2023 (the “Form 10-K”), which was initially due on March 29, 2024, but which the Company previously announced would be delayed. As expected, the Company received a notice (the "NYSE Notice") from the New York Stock Exchange (the "NYSE") on April 16, 2024 indicating the Company is not in compliance with Section 802.01E of the NYSE Listed Company Manual because the Company has not timely filed its Form 10-K with the Securities and Exchange Commission (the “SEC”). The NYSE Notice has no immediate effect on the listing of the Company’s common stock on the NYSE. The NYSE informed the Company that the Company will have six months from March 29, 2024 to file the Form 10-K with the SEC to regain compliance with this NYSE continued listing standard. If the Company fails to file the Form 10-K within the six-month period, then the NYSE may, in its sole discretion, grant a further extension of up to six additional months for the Company to regain compliance, depending on the specific circumstances. As previously disclosed in its Notification of Late Filing on Form 12b-25 filed by the Company with the SEC on March 29, 2024, the Company requires additional time to file the Form 10-K due to the above discussed delay in filing its quarterly financials, its ongoing material weaknesses in internal control over financial reporting, additional accounting and auditing procedures related to the Form 10-K, and as a result of attrition in its accounting function. The Company is working diligently to complete the necessary work to file the Form 10-K as soon as practicable and currently expects to be able to file the Form 10-K within the six-month period granted by the NYSE Notice. Forward-Looking Statements This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including the Company's ability to regain compliance with the NYSE's continued listing standards and the Company's ability to file its annual report on Form 10-K for the fiscal year ended December 30, 2023. Such forward looking statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: whether and when the Company can complete its consolidated financial statements and related disclosures for the 2023 fiscal year, whether and when its independent registered public accounting firm can complete its audit, and other risks identified in the Company's most recent filing on Form 10-K and other SEC filings, all of which are available on the Company's website. The Company does not intend to update forward-looking information unless otherwise required by law. About Tupperware Tupperware Brands Corporation (NYSE: TUP), the company that invented a solution to food waste, empowers female entrepreneurship through social selling and made the home party famous, is as relevant today as when it was founded in 1946. Tupperware is a leading designer, manufacturer, and distributor of Exhibit 99.1 authentic, high-quality and ingeniously innovative products that people love and trust. The Tupperware® brand became a part of the fabric of Americana and is now famous around the globe. For more information, visit Tupperwarebrands.com, or follow the Company on Facebook, Instagram, LinkedIn and Twitter. Media Contact: Tammy Snook Quezada media@tupperware.com SOURCE Tupperware Brands Corporation